EXHIBIT 99.906CERT

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER

STEWARD FUNDS, INC.

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Annual Report on Form N-CSR for the period ended April 30, 2023 (the “Report”).

I, Michael L. Kern, III, the Principal Executive Officer of Steward Funds, Inc. (the “Registrant”) certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 30, 2023

/s/ Michael L. Kern, III
Michael L. Kern, III
President
(Principal Executive Officer)

CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER OF

STEWARD FUNDS, INC.

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Annual Report on Form N-CSR for the period ended April 30, 2023 (the “Report”).

I, Monique D. Labbe, the Principal Financial Officer of Steward Funds, Inc. (the “Registrant”) certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 30, 2023

/s/ Monique D. Labbe
Monique D. Labbe
Treasurer
(Principal Financial Officer)